EXHIBIT 3.296
AMENDMENT NO.1 TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
RUSSELLVILLE HOLDINGS, LLC
Amendment No.1 to Limited Liability Company Agreement of Russellville Holdings, LLC, effective as of November 17, 2003 (this “Amendment”), is entered into by Triad Hospitals, Inc., a Delaware corporation, as the sole member of the Company as defined below (the “Member”).
WHEREAS, Russellville Holdings, LLC, (formerly known as Oak Clinic, LLC and Tri-Shell 32 LLC) (the “Company”) was formed as a Delaware limited liability company on February 3, 1999 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”);
WHEREAS, the Member entered into the Limited Liability Company Agreement of the Company effective as of February 3, 1999 (the “Original Agreement”); and
WHEREAS, the Member desires to enter into this Amendment to amend certain provisions of the Original Agreement;
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. The provision of the Original Agreement under the heading “Registered Office.” is hereby amended and restated in its entirety to read as follows:
“Registered Office and Principal Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Principal Office of the Company shall be at 5800 Tennyson Parkway, Plano, Texas 75024, which shall also be the office at which Certificates for Interest of the Company are surrendered. ”
2. The provision of the Original Agreement under the heading “Powers.” is hereby amended and restated in its entirety to read as follows:
“Powers. The Company shall be managed exclusively by the Member (the “Managing Member”). The Managing Member shall have all powers necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business including, if advisable, the power to delegate to agents pursuant to Section 18-407 of the Act. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company, shall be valid and binding on the Company if executed by any of the officers of the Managing Member. The Managing Member has determined that it is advisable to appoint the following officers of the Company, each of which shall have the authority specified below and the authority to execute and deliver on behalf of the Company each of the documents listed on Exhibit A hereto (the “Transaction Documents”), including any amendments thereto, or any other documents that such officers deem necessary in furtherance of the purposes of the Company set forth above.
The officers of the Company (each an “Officer”) shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, a General Counsel and one or more Associate General Counsel. The Managing Member shall have the right and power to remove and replace any officer with or without cause and, in general, shall be vested with full power, control and discretion over the appointment of officers subsequent to the date theretofore. As of the date hereof, the Managing Member hereby appoints the officers set forth on Exhibit B hereto.
The powers and duties of the officers shall be as follows:
The President. The President shall have, subject to the supervision, direction and control of the Managing Member, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the president of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company.
The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Managing Member or the President.
The Secretary and the Assistant Secretaries. The Secretary (or any Assistant Secretary, if at the direction of the Secretary, or in his or her absence) shall attend meetings of the Company and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Treasurer and Assistant Treasurers. The Treasurer (or any Assistant Treasurer, if at the direction of the Treasurer, or in his or her absence) shall have custody of the Company’s funds. cash, securities and other property and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Treasurer. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Controller. The Controller shall maintain adequate records of all assets, liabilities, income, expenses and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Controller shall have such other powers and perform such other duties that generally are incident to the position of a controller of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The General Counsel and Associate General Counsel. The General Counsel (or any Associate General Counsel, if at the direction of the General Counsel, or in his or her absence) shall be the chief legal officer of the Company. The General Counsel shall have such powers and perform such duties that generally are incident to the position of a general counsel of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Member hereby authorizes and directs the Managing Member, and the Managing Member hereby agrees for the benefit of the Member (i) to execute and deliver on behalf of the Company each Transaction Document to which the Company is a party and each document to which the Company is to be a party as contemplated by the Transaction Documents, (ii) subject to the terms of this Agreement, to cause the Company to take whatever action shall be required to be taken by the Company by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clause (i) above, and (iii) subject to the terms of this Agreement and the other Transaction Documents, to take such other action in connection with the foregoing as the Member may from time to time direct in writing; provided, that the Company and the Managing Member shall not take any such action if the same would require authorization from the Member pursuant to any Transaction Document and the Member fails to provide such authorization. All of the foregoing documents shall be in such form as the Member shall approve, to be evidenced by a written direction of the Member or its counsel attaching the form of such document or by the Managing Member’s execution or delivery of such document in the presence of the Member or its counsel; provided. that the Managing Member and each Officer of the Company shall be authorized to execute and deliver on behalf of the Company a1l Transaction Documents to which the Company is a party and any documents contemplated thereby. Each Officer of the Company shall be authorized to take any actions which the Managing Member is authorized to take.”
3. The provision of the Original Agreement under the heading “Assignment and Transfer.” is hereby amended and restated in its entirety to read as follows:
“Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror. In addition, to effectively transfer an interest in accordance with this Agreement, the relevant Certificate for Interest or Certificates for Interest must be surrendered or presented at any office or agency of the Company maintained for such purpose. Wherever any such Certificate for Interest is so surrendered or presented for transfer. if such transfer otherwise complies with and satisfies the terms of this Agreement, the Managing Member or an Officer shall cause one or more new Certificates for Interest to be issued by the Company in the name of the designated assignee or assignees. All Certificates for Interest presented or surrendered for transfer shall be canceled or destroyed by the Managing Member or an Officer. By acceptance of a Certificate for Interest, each assignee shall be deemed to have agreed to be bound by this Agreement.
Every Certificate for Interest presented or surrendered for transfer shall be duly endorsed and be accompanied by a written instrument of transfer duly executed by the assignor and the assignee thereof substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Managing Member.
4. The provision of the Original Agreement under the heading “Admission of Substitute Member.” is hereby amended and restated in its entirety to read as follows:

“Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of (x) this Agreement or a counterpart of this Agreement or (y) an instrument substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Manager Member pursuant to which such person agrees to be bound by the provisions of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.”
5. The provision of the Original Agreement under the heading “Certificate(s) of Interest.” is hereby amended and restated in its entirety to read as follows:
“Certificate(s) of Interest. The interests of the Members shall be evidenced by certificates in the form of Exhibit D hereto. with such changes thereto as may be approved by the Managing Member (the “Certificates for Interest”). The Certificates for Interest shall constitute “securities” and “certificated securities” governed by, and within the meaning of, Article 8 of the Uniform Commercial Code (as in effect from time to time in the State of Delaware and any other applicable jurisdiction).
Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate for Interest and, in the case of any such loss, theft or destruction, upon receipt of the a Member’s unsecured indemnity agreement, or in the case of any other holder of a Certificate for Interest or Certificates for Interest, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender or cancellation of such Certificate for Interest, the Managing Member, on behalf of the Company, will make and deliver a new Certificate for Interest, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Certificate for Interest.
The Company shall cause to be kept at the Company’s principal office an accurate ledger in which the Managing Member shall provide for the issuance and registration of interests in the Company and any transfers of them, which such ledger shall constitute conclusive evidence as to the identity of the Members. The Company shall update such ledger from time to time as may be necessary to reflect the issue of any Interests and the assignment of such interests.”
6. The Original Agreement is hereby amended by adding Exhibits A, B, C and D hereto as Exhibits A, B, C and D to the Original Agreement.
7. This Amendment shall be governed by, and construed in accordance with. the laws of the State of Delaware.
8. Except as amended hereby, the Original Agreement shall remain in full force and effect.
******

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.
TRIAD HOSPITALS, INC.

/s/ Donald P. Fay
Name:
Title:

EXHIBIT A
[List of Transaction Documents]

EXHIBIT B
[List of Officers]

Name:	Title:
James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Burke W. Whitman	Executive Vice President and Treasurer

LIMITED LIABILITY COMPANY AGREEMENT
OF
OAK CLINIC, LLC
This Limited Liability Company Agreement of Oak Clinic, LLC, effective as of February 3, 1999 (this “Agreement”), is entered into by Triad Hospitals, Inc., as the sole member of the Company (the “Member”)
WHEREAS, the Company was formed as a Delaware limited liability company on February 3, 1999 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”); and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of the Company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Formation. The company has been formed and established as a Delaware limited liability company by the filing of a Certificate of Formation, pursuant to the Act (the “Certificate”) with the Secretary of State of the State of Delaware. The Member hereby ratifies, confirms and approves in all respects the actions taken in organizing the Company, including, without limitation, the preparation and filing with the Secretary of State of the State of Delaware of the Certificate (and any amendments and/or restatements thereof), any other certificates (and any amendments and/or restatements thereof) necessary with respect to qualification of the Company to do business.
2. Name. The name of the limited liability company pursuant to an Amended Certificate is Oak Clinic, LLC (the “Company”)
3. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.
4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
6. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The mangers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.
7. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates Donald P. Fay, Hallie K. Ziesmer and any person the member may designate from time to time as an authorized person, within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including, without limitation, amending the name of the Company to Tri-Shell 32 LLC. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Robert P. Frutiger	Vice President
Michael Silhol	Vice President
Burke W. Whitman	Executive Vice President and Treasurer
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
8. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.

12. Assignment and Transfer. The Member may assign or transfer in whole but not in parts its limited liability company interest to a single acquiror.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
14. Liability of Member, Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
17. Amendment. This Agreement may be amended from time to time with the consent of the Member.
18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
******

IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 2nd day of October 2002.
TRIAD HOSPITALS, INC.

By:	/s/ Donald P. Fay
Donald P. Fay
Executive Vice President

SCHEDULE A

Member and	Capital	Limited Liability
Business Address	Contribution	Company Interest

Triad Hospitals, Inc. 13455 Noel Road, 20th Floor Dallas, Texas 75240 Attn: Donald P. Fay	$1.00	100%

12